                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement"), dated as of November 30, 1998 by and among IMAGE TECHNOLOGY CORP., INC., a Delaware corporation having an office at Arsenal Business Center Building 210-3, 5301 Tacony Street, Philadelphia, Pennsylvania 19137 (the "Company"), DIRECT CONNECT INTERNATIONAL INC., a Delaware corporation with a mailing address at P.O. Box 14, Hawthorne, New Jersey 07507 ("Direct Connect"), and IMAGE ACQUISITION CORP., a Delaware corporation to be formed having an office at Arsenal Business Center Building 210-3, 5301 Tacony Street, Philadelphia, Pennsylvania 19137 ("Sub").

                              W I T N E S S E T H :

                  WHEREAS,  the Board of Directors of the Company, in accordance with the Delaware General Corporation Law (the "DGCL"), has determined that it is advisable and in the best interests of their stockholders to consummate, and subject to the approval of its shareholders, the business combination transaction provided for herein in which Direct Connect would merge with and into Sub (the "Merger"), and Direct Connect shall become the "Surviving Corporation;"

                  WHEREAS,   the  Board  of  Directors  of  Direct  Connect,  in
accordance with the Delaware General Corporation Law (the "DGCL"), has determined that it is advisable and in the best interests of their stockholders to consummate, and have approved, the Merger, subject to the receipt from a qualified investment banking or financial institution of an opinion stating that the Merger is fair to the holders of the capital stock of Direct Connect from a financial point of view (the "Fairness Opinion") and subject to approval of Direct Connect's shareholders;

                  WHEREAS, the Company, Sub and Direct Connect desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

                  WHEREAS, it is the express intention of the Company, Sub and Direct Connect that this Agreement constitute a plan of reorganization intended to qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a)(1)B of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto (the "Code").

                  NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.      THE MERGER.

1.1 Terms of the Merger. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement, Direct Connect shall be merged with and into Sub in accordance with the DGCL. Direct Connect shall be the surviving corporation in the Merger. In consideration of the Merger, the common stock of the Company shall be issued to the shareholders of Direct Connect in the manner and amount provided in Article II hereof.

1.2 Effective Time. At the Closing (as defined in Section 1.3), a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by Direct Connect and thereafter delivered to the Secretary of State of the State of Delaware (the "Secretary") for filing on, or as soon as practicable after, the Closing Date (as defined in Section 1.3). The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary (the date and time of such filing being referred to herein as the "Effective Time"). At the Effective Time, Direct Connect shall file with the Secretary of State of the State of Delaware all other necessary documentation to effectuate the Merger.

1.3 Closing. The closing of the Merger (the "Closing") will take place at the offices of McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York 10016, on or about February 28, 1999, or at such other time or place as the parties hereto mutually agree (the "Closing Date"), on a date and at a time to be specified by the parties, which shall in no event be later than April 30, 1999, provided that the closing conditions set forth in Article VII have been satisfied or, if permissible, waived in accordance with this Agreement.

1.4 Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of Direct Connect as in effect immediately prior to the Effective Time shall be the Certificate of

Incorporation of the Surviving Corporation until as may be thereafter amended as provided by law and such certificate of incorporation, and (ii) the By-laws of Direct Connect as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation and thereafter may be amended as provided therein and under the DGCL.

1.5 Directors of the Surviving Corporation and Direct Connect. From and after the Effective Time, the directors of Direct Connect immediately prior to the Closing Date shall resign and be replaced by the directors designated by the Company. The new directors of the Surviving Corporation shall serve until their successors shall have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

1.6 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.


          2. STATUS AND CONVERSION OF SECURITIES.

             2.1 Stock of the Company.

(1) Each share of common stock of Direct Connect, par value $.01 per share, (the "Direct Connect Common Stock") issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive shares of the Common Stock of the Company, par value $.00000005 a share (the "Stock Consideration"), at the rate of 14 shares of Direct Connect Common Stock for one (1) share of Company Common Stock (the "Ratio"). The total Stock Consideration shall be 1,878,142 shares of the Company's Common Stock and shall include all issued outstanding unexpired options and warrants to purchase the Direct Connect Common Stock as set forth in Schedules 2.1 and 2.2. There shall not be included in the Stock Consideration the 9,887,517 shares of Direct Connect Common Stock issuable pursuant to the terms of the Redeemable Class A Warrants and the Redeemable Class B Warrants (the "Redeemable Warrants") currently outstanding, which Direct Connect has represented is the maximum number of shares of Direct Connect Common Stock issuable under such Redeemable Warrants. All warrants, options and the Redeemable Warrants shall be adjusted as to the number of shares the holders thereof are entitled to receive pursuant to the Ratio, and the exercise price shall likewise be adjusted pursuant to the Ratio.

(2) The Stock Consideration shall include Direct Connect's Convertible Preferred Stock. Prior to the Effective Time, Direct Connect shall use its best efforts to issue to holders of the Convertible Preferred Stock shares of the Common Stock at the rate of three (3) shares of Common Stock for each Convertible Preferred
Share outstanding in accordance with the terms of the Convertible Preferred Stock. At the Effective Time, the holders of the Common Stock received by virtue of the conversion shall receive shares of the Company Common Stock in accordance with the Ratio. The holders shall not be entitled to sell, hypothecate or otherwise transfer the Company Common Stock for a period of 13 months from the date of issuance by the Company. The stock certificates issued by the Company shall bear a legend incorporating such restrictions.


          (3)   Exchange of Direct Connect Common Stock.

(1) The Stock Consideration issued upon the surrender for exchange of Direct Connect Common Stock in accordance with the terms hereof shall be deemed to have been fully paid non-assessable and issued, as applicable, in full satisfaction of all rights pertaining to such shares of Direct Connect Common Stock.

(2) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of Direct Connect of the shares of Common Stock that were outstanding immediately prior to the Effective Time. After the Effective Time, any then holders of certificates representing shares of Direct Connect Common Stock shall cease to have any rights as shareholders of Direct Connect except such rights, if any, as they may have pursuant to Delaware law.

(3) No fractional shares of Company Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Direct Connect Common Stock. All fractional shares of Direct Connect Common Stock which entitle the shareholders of Direct Connect to receive Company Common Stock upon the merger, at the Effective Time, shall be aggregated. If a fractional share results from such aggregation, such fractional share shall be rounded up to the nearest whole number and that number of shares of Company Common Stock shall be issued to such holder.

(4) Appraisal Rights. If any holder of Direct Connect Common Stock has not voted in favor of the merger and has complied with the requirements of Section 262 of the DGCL (a "Direct Connect Shareholder"), notwithstanding anything contained in this Agreement to the contrary, said Shareholder shall be entitled to appraisal rights, and each share of Direct Connect Common Stock held by such Shareholder shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 2.1, but such Shareholder shall be entitled to the rights specified in the DGCL; however, if said Shareholder fails to comply with the requirements of Section 262 of the DGCL, the Direct Connect Common Stock held by such person shall be deemed to be converted as of the Effective Time, into the Merger Consideration as set forth in Section 2.1, without any interest thereon.


          2.2    Assumption of Direct Connect Options and Warrants.

(1) Schedule 2.2 sets forth a true, correct and complete list of the outstanding Redeemable Class A and Class B Warrants and all other options and warrants to acquire Direct Connect Common Stock (all hereinafter referred to as the "Direct Connect Warrants"). The Class A and Class B Warrants expire March 31, 1999. Direct Connect agrees not to extend the exercise date beyond the Effective Date.

(2) At the Effective Time, all outstanding Direct Connect Warrants shall be canceled and replaced with fully vested warrants (all hereinafter referred to as the "Substituted Warrants") to acquire, on the same terms and conditions as were applicable under such Direct Connect Warrants; however, each Substituted Warrant shall be adjusted at the rate of one (1) Substituted Warrant for fourteen (14) Direct Connect Warrants issued to holder thereof prior to the Effective Time, which shall entitle the holder thereof to purchase one (1) share of the Company's Common Stock at an exercise price equal to fourteen (14) times the exercise price in effect prior to the Effective Time.

(3) The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock for delivery under the Substituted Warrants and the Direct Connect Convertible Preferred Stock as defined in Section 3.4 pursuant to the terms of this Agreement.

           3.   COVENANTS.


              3.1 Covenants of the Company. The Company agrees that, unless Direct Connect otherwise agrees in writing:

(1) Articles of Incorporation and By-laws. Until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII (the "Release Time"), no amendment will be made to the articles of incorporation or By-laws of the Company or Sub.

(2) Shares and Options. Until the Release Time, no share of Common Stock of the Company, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be authorized, issued or sold by the Company nor shall the Company enter into any agreement or commitment to effect any such issuance or sale. Notwithstanding the foregoing, the Company may issue in its sole discretion its Common Stock and/or warrants or options to purchase its Common Stock not to exceed fifteen percent (15%) of the issued and outstanding Common Stock at the date of execution of this Agreement. The Company shall provide Direct Connect with written notice prior to such issuance of its Common Stock or warrants or options to purchase its Common Stock.

(3)  Dividends  and  Purchases of Stock.
Until the Release Time, no cash or non-cash dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by the Company in respect of the outstanding shares of the Company's Common Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by the Company of shares of the Company's Common Stock.

(4) Leases and Indebtedness. Until the Release time, the Company shall not (A) acquire, lease or dispose or agree to acquire, lease or dispose of any material capital assets or any other assets other than in the ordinary course of business, except that the Company may make equipment purchases or leases of equipment in an amount not to exceed the sum of $500,000; (B) incur additional indebtedness or encumber or grant a security interest in any asset other than in each case in the ordinary course of business or in connection with the refinancing of indebtedness outstanding on the date of this Agreement or in connection with purchases of equipment in an amount not to exceed $500,000; (C) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except that the Company shall be permitted to acquire or agree to acquire by merging, consolidating with or by purchasing an equity interest in any business or corporation if such acquisition or purchase does not exceed a value of more than twenty percent (20%) of the Company's total assets as of the date of execution of this Agreement; or (D) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, except an increase in borrowings up to $1,000,000, provided the proceeds of which are used for working capital purposes.

(5) Notwithstanding anything to the contrary herein, the Company shall not encumber or sell or otherwise transfer any of its software, databases or other intellectual property without the prior written consent of Direct Connect.

(6) Benefits. Except as set forth in Schedule 3.1(e), until the Release Time, the Company shall not except as may be required to comply with applicable law or regulation and except as provided in hereof, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan (as defined in Section 4.7), agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director or officer, (C) pay any benefit not provided under any existing plan or arrangement, or (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan.

(7) Access. Until the Release Time, the Company will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Direct Connect reasonable access to the plants, properties, books, and records of the Company and the Company subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Direct Connect with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company and the Company subsidiaries as Direct Connect from time to time may reasonably request. As soon as practicable, the Company shall provide to Direct

Connect audited financial statements for the periods ended December 31, 1996 and December 31, 1997, or as otherwise requested by the Securities and Exchange Commission (the "SEC"), and the Company's unaudited financial statements for the nine (9) months ended September 30, 1998, and the most recent quarter of the Company prior to the Closing. All information furnished by or on behalf of the Company pursuant to this Section 3.1(f) or otherwise obtained from the Company as contemplated by this Section 3.1(f) shall be held as confidential by Direct Connect and its representatives.

(8) Conduct of Business. Except as otherwise contemplated or permitted hereby, until the Release Time, the Company shall not take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue at the Closing Date or in any of the conditions to the Merger set forth in Article VII not being satisfied. The Company shall carry on its respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, other than the offering of court records and briefs over the Internet and the implementation thereof, and shall, and shall cause its subsidiaries to, use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve their relationships with customers, suppliers and others having business dealings with them. The Company shall (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities (as defined in Section 4.10) applicable to the Company; and (iii) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case referred to in this Section 3.1(g) other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Company Material Adverse Effect (as defined in Section 4.1).

(9) Advice of Changes. Until the Release Time, the Company will promptly advise Direct Connect in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to the Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

(10) Public Statements. Before the Company releases any information concerning this Agreement, the Merger or any of the other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, the Company shall cooperate with Direct Connect, shall furnish drafts of all documents or proposed oral statements to Direct Connect for comments, and shall not release any such information without the prior consent of Direct Connect; provided, however, that the foregoing shall not be deemed to prevent the Company from releasing any information or making any disclosure to the extent that the Company reasonably determines that it is required to do so by law.

(11) Other Proposals. Until the Release Time, the Company shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of the Company, directly or indirectly, to: (i) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as defined below); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company to any person or entity in connection with any Company Takeover Proposal; (iii) negotiate with any person or entity with respect to any Company Takeover Proposal; or (iv) enter into any agreement or understanding with the intent to effect a Company Takeover Proposal; provided, however, that the Company shall be entitled to take any action described in the foregoing clauses (ii)-(iv) if and to the extent that the Board of Directors of the Company determines in good faith, based on the advice of its counsel, that the failure to take any such action would violate its fiduciary duties to the Company's shareholders. The Company will immediately give prompt written notice to Direct Connect of the details of any Company
Takeover Proposal of which the Company becomes aware. As used in this Section 3.1(j), "Company Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Company, for the acquisition of a 15% or greater interest in the equity or in any class or series of capital stock of the Company, for the acquisition of the right to cast 15% or more of the votes on any matter with respect to the Company or any Company subsidiary, or for the acquisition of one of its divisions or of a substantial portion of any of their respective assets, other than in the ordinary course of their respective businesses, the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or impair the contemplated benefits to Direct Connect of the Merger or any of the other transactions contemplated by this Agreement.

(12) Transfer Taxes. The Company shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

(13) Notwithstanding anything to the contrary contained herein or elsewhere in this Agreement, if the Company determines to enter into any transaction which exceeds the limitations in subsection (b) or (d) of this Section 3.1 then the Company shall be required to furnish prior notice thereof to Direct Connect, and if Direct Connect does not consent to such transaction by written notice thereof to the Company within five (5) business days after receipt of Company's written notice, then the Company may terminate this Agreement, provided Company gives prompt written notice of such termination to Direct Connect. If Company elects to terminate this Agreement, it shall pay Direct Connect all reasonable legal expenses, filing and registration fees, accounting fees, appraisal or fairness opinion fees, printing expenses and other miscellaneous expenses directly related to this Agreement and the transactions contemplated herein. Payment of such fees and expenses shall be due on or before the thirtieth (30th) days after receipt by Company of Direct Connect's invoice and supporting documentation for said fees and expenses. In addition thereto, the Loan set forth in 3.2(k) shall be repaid by Company on or before the thirtieth (30) day after the date of Company's written notice of termination.


          3.2 Covenants of Direct Connect. Direct Connect agrees that, unless the Company otherwise agrees in writing:

(1) Certificate of Incorporation and By-laws. Until the Release Time, no amendment will be made to the Certificate of Incorporation or By-laws of Direct Connect; except for an amendment to Direct Connect's Certificate of Incorporation (i) increasing the number of authorized shares of Direct Connect

Common Stock in an amount at least sufficient to meet the requirements of the issuance of shares for its outstanding warrants and options and the Convertible Preferred Stock (as defined in Section 3.4).

(2) Shares and Options. Until the Release Time, no share of capital stock of Direct Connect, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or amended in any way or sold by Direct Connect, except as provided herein, nor shall Direct Connect enter into any agreement or commitment or amend an existing agreement to effect any such issuance or sale, otherwise than as may be required upon the exercise of stock options, related stock appreciation rights, or warrants now outstanding or hereafter granted pursuant to any Direct Connect employee benefit plan which was or is now in effect, all as set forth in Schedules 2.1 and 2.2.

(3) Dividends and Purchases of Stock. Until the Release Time, no cash or non-cash dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Direct Connect in respect of the outstanding shares of Direct Connect Common Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by Direct Connect of shares of Direct Connect Common Stock.

(4) Leases and Indebtedness. Direct Connect shall not (A) acquire, lease or dispose or agree to acquire, lease or dispose of any material capital assets or any other assets other than in the ordinary course of business; (B) incur additional indebtedness or encumber or grant a security interest in any asset other than in each case in the ordinary course of business or in connection with the refinancing of indebtedness outstanding on the date of this Agreement; (C) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

(5) Benefits. Direct Connect shall not, except as may be required to comply with applicable law or regulation and except as provided in hereof, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or Direct Connect Benefit Plans (as defined in Section 6.7), agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director or officer, (C) pay any benefit not provided under any existing plan or arrangement, or (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Direct Connect Benefit Plan.

(6) Access. Until the Release Time, Direct Connect will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of the Company reasonable access to the plants, properties, books, and records of Direct Connect, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Company with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Direct Connect as the Company from time to time may reasonably request. All information furnished by or on behalf of Direct Connect pursuant to this Section 3.2(f) or otherwise obtained from Direct Connect as contemplated by this Section 3.2(f) shall be held as confidential.

(7) Conduct of Business. Until the Release Time, Direct Connect shall not take any action that would or is reasonably likely to result in any of the representations and warranties of Direct Connect set forth in this Agreement being untrue at the Closing Date or to any of the conditions to the Merger set forth in Article VII not being satisfied. Direct Connect shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationships with customers, suppliers and others having business dealings with it ; provided, however, that neither (i) the resignation of one or more executive officers of the Company in connection with the Merger nor (ii) the sale of Datatec Systems, Inc. common stock by Direct
Connect shall be deemed a breach of the foregoing requirement. Direct Connect shall (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to Direct Connect; and (iii) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case referred to in this subsection (g) other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Direct Connect Material Adverse Effect (as defined in Section 6.1). Except as otherwise contemplated or permitted hereby, until the Release Time, Direct Connect will conduct no other material business except in connection with this Agreement, the Merger, or any of the other transactions contemplated by this Agreement, or as may be required as part of its ordinary business.

(8) Advice of Changes. Except as otherwise contemplated or permitted hereby, until the Release Time, Direct Connect shall not take any action that would or is reasonably likely to result in any of the representations or warranties of Direct Connect set forth in this Agreement being untrue at the Closing Date or in any of the conditions to the Merger set forth in Article VII not being satisfied. Until the Release Time, Direct Connect will promptly advise the Company in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

(9) Public Statements. Before Direct Connect releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, Direct Connect shall cooperate with the Company, shall furnish drafts of all documents or proposed oral statements to Benjamin Zitron, Chairman of the Board of the Company, for comments, and shall not release any such information without the prior consent of the Company; provided, however, that the foregoing shall not be deemed to prevent Direct Connect from releasing any information or making any disclosure to the extent that Direct Connect reasonably determines that it is required to do so by law.

(10) Consents Without Any Condition. Direct Connect shall not make any agreement or reach any understanding, not approved in writing by the Company, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

(11) Loan. Concurrently with the execution of this Agreement, Direct Connect shall loan the sum of (i) $110,000 to the Company and (ii) $150,000 on or before 15 days after execution of this Agreement, exclusive of the date of execution, at an interest rate of 6.5% per annum (hereinafter, the "Loan"), and principal and interest of the Loan shall be due on or before one hundred eighty (180) days after termination of this Agreement, except the Note shall be due and payable on or before the thirtieth (30th) day after the termination of this Agreement pursuant to Article VIII hereof or as otherwise provided. After the Effective Time, the Company intends to cause Direct Connect to cancel the outstanding Loan.

(12) Board Action. The Board of Directors of Direct Connect shall duly call and hold a meeting, as soon as reasonably possible after the execution of this Agreement, whereby the requisite vote of all directors present (a) determine that the Merger is advisable and fair and in the best interests of Direct Connect and its stockholders, subject to the receipt of the Fairness Opinion,
(b) approve the Merger in accordance with the applicable provisions of the DGCL,
(c) recommend the approval of this Agreement and the Merger, and the transactions contemplated thereby, by the holders of Direct Connect Common Stock and Convertible Preferred Stock and direct that the Merger be submitted for consideration by Direct Connect's stockholders at Direct Connect Stockholders' Meeting (as defined in Section 3.4) and (d) recommend the increase of authorized Direct Connect Common Stock of an amount sufficient to issue Direct Connect Common Stock to satisfy the requirements of the Convertible Preferred Stock and the outstanding warrants and options and submit such recommendation for approval by the stockholders of Direct Connect at the Direct Connect Stockholders' Meeting.

(13) At the Effective Time, Direct Connect shall have at least $1,000,000 of unrestricted free cash together with a sufficient sum of liquid tangible assets to pay all liabilities then outstanding and all other fees and expenses required to be paid by Direct Connect in connection with this transaction, including but not limited to legal fees, commissions, SEC fees or NASD fees. "Unrestricted free cash" shall mean cash or marketable US Government securities having a maturity of no more than 15 days.


          3.3   Preparation of Registration Statement and Proxy Statement.

(1) Direct Connect shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the proxy statement of Direct Connect required to be mailed to the shareholder's of Direct Connect in connection with the Merger (the "Proxy Statement"), and the Company shall prepare and file with the SEC as soon as reasonably practicable after the date hereof a registration statement as may be required on Form S-4 together with a registration statement covering the issuance of the Company's Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), in which the Proxy Statement will be included as part of the prospectus. The Company and Direct Connect shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. The Company shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where the Company is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of the Company's Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Direct Connect and/or the Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Direct Connect and the Company shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments from the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between the SEC and Direct Connect or the Company, as the case may be, or any of its representatives with respect to the Registration Statement or the Proxy Statement. The parties and their counsel shall have the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company and Direct Connect agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Registration Statement to be declared effective by the SEC, and the Proxy Statement to be mailed to the holders of Direct Connect Common Stock entitled to vote at the Direct Connect Stockholder's Meeting at the earliest practicable time.

(2) None of the information supplied by the Company for inclusion in (i) the Registration Statement and (ii) the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Direct Connect Stockholders' Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time in regard to the Company, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(3) None of the information with respect to Direct Connect or its subsidiary to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Direct Connect Stockholders' Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder (the "Exchange Act").

          3.4    Approval of Stockholders.

(1) Direct Connect shall, through it Board of Directors, duly call, give notice of, convene and hold a special meeting of the holders of Direct Connect Common Stock and the holders of Direct Connect convertible preferred stock, par value, $.001 per share (the "Convertible Preferred Stock"), each of whom shall vote as a separate class (the "Direct Connect Stockholders' Meeting") for the purpose of
(i) ratifying and approving this Agreement and any transactions contemplated by this Agreement (the "Direct Connect Merger Proposal"), (ii) electing new directors nominated by the Board of Directors, whose election shall be effective as soon as reasonably practicable following the Effective Time and (iii) amending the 1988 Incentive Stock Option Plan of Direct Connect or adopting a new stock option plan consistent with the terms of the Company's 1988 Incentive Stock Option Plan. Subject to the exercise of fiduciary obligations under applicable law as advised by independent legal counsel and the Fairness Opinion, Direct Connect shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Direct Connect that the stockholders of Direct Connect vote in favor of the Direct Connect Merger Proposal and the nominees to the Board of Directors (the "Direct Connect Stockholders' Approval") and the amendment to 1988 Incentive Stock Option Plan and shall use its best efforts to obtain such adoption and approval as set forth in Schedules 2.1 and 2.4.

(2) Subject to the exercise of fiduciary obligations under applicable law as advised by independent counsel, (i) the Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meetings" and, together with the Direct Connect Stockholder's Meeting, the "Stockholders' Meetings") for the purpose of approving this Agreement and the approval of the Merger (the " Company Merger Proposal") as soon as reasonably practicable after the date hereof; and (ii) the Company shall, through its Board of Directors, recommend that the stockholders of the Company vote in favor of the Company Merger Proposal (the "Company Stockholders' Approval"), and shall use its best efforts to obtain such approval. In lieu of a meeting, the Company may obtain the written consent of the shareholders of the Company to approve the Company Merger Proposal.

(3) Direct Connect and the Company shall coordinate and cooperate with respect to the timing of the Stockholders' Meetings and shall use their best efforts to cause the Stockholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

3.5 During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature whatsoever, except as provided or contemplated by this Agreement.

3.6 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule (as defined in Article III) or Direct Connect Disclosure Schedule (as defined in Article IV).

3.7 HSR Act and Related Matters. The Company and Direct Connect shall file as soon as practicable, but in no event later than 10 days after the date hereof; if required, notifications under the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended (the "HSR Act") in connection with the Merger and the transactions contemplated hereby, and shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters. Direct Connect shall take all actions, including without limitation sales, transfers, divestitures or other dispositions of businesses, product lines or assets of Direct Connect, or, after the Merger, of the Company as shall be necessary to obtain timely governmental or regulatory action or non-action, consent or approval of the Merger by the FTC, the Antitrust Division and any other Governmental Entity in connection with antitrust matters.

3.8 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using best efforts to obtain all necessary permits, waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, in the case of this Agreement, to the appropriate vote of the stockholders of Direct Connect.

3.9 Additional Actions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Direct Connect, the Company and the Surviving Corporation shall take all such necessary action at their respective corporation's expense and at times and locations reasonably satisfactory to such respective officers.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Direct Connect that, except as disclosed in the Company Disclosure Schedule attached hereto(the "Company Disclosure Schedule"):

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Except as set forth in Schedule 4.1 hereto, the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company (a "Company Material Adverse Effect").

4.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Image Common Stock, par value $.00000005 per share, of which 5,500,000 shares are issued and outstanding. There are 750,000 options to purchase 750,000 shares of the Company's Common Stock at various prices. Except as set forth in Schedule 4.2, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Company Common Stock issuable in accordance with this Agreement in exchange for Direct Connect Common Stock (including options or warrants to purchase Company Common

Stock) at the Effective Time in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable.


4.3  Subsidiaries.  The Company has no subsidiaries other than Sub.

4.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and, subject to the Company Stockholders' Approval, to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The Company is not subject to or obligated under
(i) any charter or By-law provision or (ii) any indenture or other loan document provision, any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby or thereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in Schedule 4.4 hereto or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of; any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby or thereby.

4.5 Financial Statements. As soon as practicable, but no later than 45 days after execution of this Agreement, the Company will furnish Direct Connect with true and complete copies of the audited financial statements for the years ended December 31, 1996 and December 31, 1997, or as otherwise required by the SEC, and its unaudited financial statements for the nine months ended September 30, 1998 and the most recent quarter of the Company prior to the Closing Date ("Company Financial Statements"). The audited consolidated financial statements and unaudited interim financial statements of the Company shall have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

4.6 Litigation. Except as disclosed in Schedule 4.6 hereto, as of the date hereof; there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company which, alone or in the aggregate, is likely, insofar as the Company reasonably foresees, to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as the Company reasonably foresees, in the future could have, either alone or in the aggregate, any such Company Material Adverse Effect.

4.7 Employee Benefit Plans. Except as disclosed in Schedule 4.7, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans maintained by the Company or material collective bargaining agreements to which the Company is a party (together, the "Company Benefit Plans"). No default exists with respect to the obligations of the Company under any such Company Benefit Plan, which default, alone or in the aggregate, would have a Company Material Adverse Effect. There are no pending disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of; nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company Benefit Plans, by the Company or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, alone or in the aggregate, would have a Company Material Adverse Effect. There are no pending strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries which have had or would have a Company Material Adverse Effect.


4.8 ERISA. All Company Benefit Plans are in compliance with the applicable provisions of ERISA, except where such failures to comply would not have a Company Material Adverse Effect. Each of the Company Benefit Plans which is intended to meet the requirements of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse affect on the qualified status of such plans. There is no `accumulated funding deficiency" (whether or not waived) as that term is defined in of the Code for any of the Company Benefit Plans which are defined benefit pension plans and the fair market value of the assets of each such plan equals or exceeds the accrued liabilities of such plan. There are no non-exempt "prohibited transactions," as such term is defined in of the Code or of ERISA, involving a Company Benefit Plan which could subject the Company to the penalty or tax imposed under (i) of ERISA or of the Code. No Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Company Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event within the meaning of 3(b) of said Subtitle C of ERISA has occurred with respect to any Company Benefit Plan. The Company has not made a complete or partial withdrawal, within the meaning of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company except for any such liability which would not have a Company Material Adverse Effect.

4.9 Financial Advisor. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.10 Compliance with Applicable Laws. Except as set forth in Schedule 4.10 hereto, the Company hold all permits, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies (including the Food and Drug Administration) or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Company Material Adverse Effect (the "Company Permits"). To the best knowledge of the Company, the Company is in compliance with the terms of the Company Permits, except for such failures to comply, which singly or in the aggregate, would not have a Company Material Adverse Effect. To the best knowledge of the Company, the business operations of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not have a Company Material Adverse Effect.


          4.11     Intellectual Property.

(1) Schedule 4.11 hereto sets forth a complete list and description of the following:

(1) all trademarks, service marks, trade names, label filings, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by the Company in or applicable to the businesses of the Company
(collectively, the "Proprietary Rights"), and the jurisdictions in which the Proprietary Rights have been registered, filed or issued;

(2) contracts, agreements or understandings pursuant to which the Company or any of its subsidiaries has authorized any person to use any of the Proprietary Rights; and

(3) all research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of the Company (collectively, the "Trade Secrets").

(2) The Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions in which such registration, filing or issuance is necessary to protect the rights therein of the Company for the conduct of its business, and all applicable fees due and payable have been paid. Except as otherwise indicated in Schedule 4.11, the Company is the sole and exclusive owners of the Proprietary Rights and the Trade Secrets and all rights related thereto, free and clear of any obligation to pay royalties or any similar obligation and free and clear of all mortgages, liens or other encumbrances.

(3)  None  of  the  Proprietary   Rights  will  be  adversely  affected  by  the
consummation of the transactions contemplated by this Agreement.

(4) Except as set forth in Schedule 4.11, to the best of the Company's knowledge after due investigation, there are no claims or demands of any person pertaining to the Proprietary Rights or the Trade Secrets or the rights of the Company thereunder, and no proceedings have been instituted or are pending or, to the knowledge of the Company, threatened which challenge the rights of the Company in respect thereof; and none of the issued trademarks, service marks, trade names, label filings, patents, copyrights, logos, registrations thereof; or, as the case may be, the rights granted to the Company in respect thereof and to be listed in Schedule 4.11, infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Company.

(5) Except as disclosed in Schedule 4.11, to the best of the Company's knowledge after due investigation, the Company is not infringing or violating, and during the past five years, the Company has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of the Company.

(6) Except as is disclosed in Schedule 4.11, the Company has no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of the Company, as now conducted.

(7) Except as indicated in Schedule 4.11, the Trade Secrets have been, and will not be, disclosed by the Company to any person other than Direct Connect and its agents and representatives, and comprise all of the same necessary to permit the continued operation of the businesses of the Company and its subsidiaries.


      4.12   Insurance.

(1) The Company maintains, and, at all times has maintained, insurance with financially sound and reputable insurance companies insuring against such risks and in such amounts as reasonably prudent and appropriate considering its size, business and operations.

(2) The Company is not in default with respect to any provision of any policy of fire, liability, products liability, workers compensation, title or other form of insurance held by it.

(3) The Company has not failed to give any notice or to submit any claim under any policy of insurance in a proper and timely fashion.


      4.13  Taxes.  Except as specifically set forth on the attached schedules:

(1) The Company and any combined, consolidated, unitary or affiliated group of which the Company is or has been a member on or prior to the Closing Date (i) has paid all Taxes, as defined in Section 4.13(o), required to be paid on or prior to the Closing Date (including, without limitation, estimated Taxes) for which the Company could be held liable; (ii) has accurately and timely filed (or timely filed an extension for), all federal, state, local and foreign Tax Returns (as defined in Section 4.13(o)), with respect to such Taxes required to be filed by them on or before the Closing Date and (iii) has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions and contingent portions thereof; subsequent to the period covered by such returns up to and including the Closing Date.

(2) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted, or assessed by any taxing authority against, or with respect to the activities of the Company or any member of any combined, consolidated, unitary or affiliated group of which the Company is or has been a member on or prior to the Closing Date.


(3) The Company has not consented to extend the time within which any Taxes may be assessed or collected.

(4) The Company has not requested or been granted an extension of time for the filing any Tax Return to a date later than the Closing Date.

(5) There is no action, suit, tax authority proceeding, or audit now in progress, pending, or threatened against or with respect to the Company with respect to any Taxes.

(6) The Company has not been a member of an affiliated group or filed or been included in a combined, consolidated, or unitary Tax Return.

(7) No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Taxes or file Tax Returns that the Company may be subject to the Taxes assessed by such jurisdiction.

(8) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other party pursuant to the Federal Insurance Contributions Act, the Federal Unemployment Tax Act, or Chapter 24 of the Code, with respect to the withholding of income tax at the source on wages.

(9) The Company has disclosed on the Tax Returns of the Company and any combined, consolidated, unitary or affiliated group of which the Company is or has been a member on or prior to the Closing Date has disclosed on their Tax Returns all positions taken therein which could give rise to a substantial understatement of federal Tax.

(10) There is no material dispute or claim concerning any liability for Taxes of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority.

(11) The Company (i) has not filed a consent under Code Section 341(f) concerning collapsible corporations; (ii) has not made any payments, nor is it obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G; (iii) will not have any liability after the Closing Date pursuant to any tax allocation or sharing agreement; and (iv) does not have any liability for the Taxes of any person as a transferee or successor, by contract, or otherwise, including pursuant to any tax allocation or sharing agreement.

(12) Schedule 4.13(1) contains a list setting forth all the states, territories, jurisdictions in which the Company is required to file a Tax Return relating to its operations and the Taxes to which the Company is subject in such jurisdictions.

(13) The Company has no liability outstanding, contingent, or proposed and will not have any liability outstanding, contingent, or proposed resulting from the operation of Treasury Regulations ss. 1.1502-6, or any similar state, local, or foreign provision, arising from an obligation for Taxes of a corporation which is or was a member of any combined, consolidated, unitary or affiliated group of which the Company is or has been a member on or prior to the Closing Date.

(14) Any allocation or sharing agreement of the Company with respect to Taxes shall be cancelled as of the date of the Closing Date.

(15) For purposes of this Agreement, (i) Taxes means all federal, state or local taxes and foreign taxes and other government fees, charges, levies, and assessments, including but not limited to, income, property, franchise, sales, use, ad valorem, profits, gross receipts, payroll, employment, and excise taxes, which are payable or remittable by the Company or levied on its property, income or assets by any federal, state, local or foreign government or governmental or quasi-governmental agency or instrumentality, and all additions to tax, penalties and interest relating thereto; and (ii) Tax Return means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including interest and penalties.


          4.14  Environmental Matters.

(1) The Company has no liability under, and there is no fact currently known to the Company that could hereafter give rise to any liability of the Company under, any federal, state, foreign, provincial or local laws, statutes, ordinances, regulations, rules and orders pertaining to the environment, pollution and/or the health and safety of human beings (collectively, "Environmental Laws").

(2) To the Company's knowledge, there is no, and has been no, discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste (including without limitation all inks and oils) on-site at the Company's premises. All hazardous waste on-site at the premises of the Company has been and shall continue to be disposed of in compliance with all Environmental Laws and other applicable laws, and is being managed in accordance with all Environmental Laws and other applicable laws.

(3) Except as disclosed on Schedule 4.14, the Company has not received a notice or claim relating to the exposure of employees to hazardous waste, in the course and scope of their respective employments with Company or its predecessors.

4.15 Labor Matters. Except as set forth in Schedule 4.15, the Company is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened Company and any of its employees acting individually or in concert and/or any administrative agency of the United States government and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Company, and Company is in material compliance with federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending, threatened against Company. No key employee of Company has indicated that he is considering terminating his employment.

5. REPRESENTATIONS AND WARRANTIES REGARDING SUB. The Company and Sub jointly and severally represent and warrant to Direct Connect as follows:

5.1 Organization. Sub will be duly organized within ten (10) days hereof and will be validly existing and in good standing under the laws of the State of Delaware. Sub will not engage in any business (other than certain organizational matters) since it was incorporated.

5.2 Capitalization. The authorized capital stock of Sub will consist of 100 shares of common stock, no par value per share, all of which will be validly issued and outstanding, fully paid and nonassessable and are owned by the Company free and clear of all liens, claims and encumbrances.

5.3 Authority Relative to this Agreement. Sub will have the corporate power to enter into this Agreement and to carry out its obligations hereunder and thereunder, respectively. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and sole stockholder of Sub, respectively, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby and thereby, respectively. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby or thereby.

6. REPRESENTATIONS AND WARRANTIES OF DIRECT CONNECT. Direct Connect and its subsidiary represent and warrant to the Company that, except as disclosed in the Direct Connect Disclosure Schedules attached hereto (the "Direct Connect Disclosure Schedule"):

6.1 Organization and Qualification. Direct Connect is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Except as set forth in Schedule 6.1 hereof, Direct Connect is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business or financial condition of Direct Connect (a "Direct Connect Material Adverse Effect").

6.2 Capitalization. The authorized capital stock of Direct Connect consists of 15,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock. As of August 31, 1998, 9,062,066 shares of Direct Connect Common Stock were validly issued and outstanding, fully paid and nonassessable. As of August 31, 1998, 5,000,000 shares of Convertible Preferred Stock were issued and outstanding and are convertible into 15,000,000 shares of Direct Connect Common Stock. The authorized capital stock of Direct Connect is currently insufficient to fulfill the conversion features of the Convertible Preferred Shares and the exercise provisions of the outstanding warrants and options. As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Direct Connect's stockholders may vote. Schedule 6.2 sets forth all options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating Direct Connect to issue, deliver or sell shares of its capital stock or debt securities, or obligating Direct Connect to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment and the amount of Direct Connect Common Stock for which they may converted or exchanged.

6.3 Subsidiaries. The only subsidiary of Direct Connect is Amerawell Products, Ltd. ("Amerawell"), which is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, Hong Kong, and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Amerawell is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Direct Connect Material Adverse Effect. All the outstanding shares of capital stock of Amerawell are validly issued, fully paid and nonassessable and owned by Direct Connect or by a wholly owned subsidiary of Direct Connect, free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Amerawell.

6.4 Authority Relative to this Agreement. Direct Connect has the corporate power to enter into this Agreement and, subject to approval of this Agreement by the holders of Direct Connect Common Stock, to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Direct Connect's Board of Directors. This Agreement constitutes a valid and binding obligation of Direct Connect enforceable in accordance with its terms. Direct Connect is not subject to or obligated under (i) any charter or by-law provision or (ii) any indenture or other loan document provision, any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Direct Connect or its subsidiary or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Direct Connect Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in the Direct Connect Disclosure Schedule or, with respect to the Merger or the transactions contemplated thereby, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Direct Connect of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Direct Connect Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

          6.5  Reports and Financial Statements;  Outstanding Obligations.

(1) Direct Connect has duly complied and is complying, in all material respects, with all federal and State securities laws, including all periodic reporting requirements, and to Direct Connect's knowledge there is no pending or threatened investigation by the SEC or any state securities regulatory agency concerning Direct Connect, its subsidiary or any officer or director thereof.

(2) Direct Connect will furnish the Company with true and complete copies of its
(i) Annual Reports on Form 10-K for the three years ended April 30, 1998, as filed with the Commission,(ii) Quarterly Report on Form 10-Q for the most recent quarter ended October 31, 1998, as filed with the SEC, and (iii) Current Reports on Form 8-K relating to events occurring after December 31, 1995, as filed with the SEC, (clauses (i) through (iii) being referred to herein collectively as the "Direct Connect SEC Reports"). As of their respective dates and to Direct Connect's knowledge, Direct Connect SEC Reports have complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Direct Connect SEC Reports. As of their respective dates, Direct Connect SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Direct Connect included in Direct Connect SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and the financial statements included in Direct Connect SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Direct Connect and its subsidiary as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

6.6 Litigation. Except as disclosed in Schedule 6.6, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Direct Connect, threatened against or affecting Direct Connect or its subsidiary which, either alone or in the aggregate, is likely, insofar as Direct Connect reasonably foresees, to have a Direct Connect Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Direct Connect or its subsidiary having, or which, insofar as Direct Connect reasonably foresees, in the future could have, either alone or in the aggregate, any such Direct Connect Material Adverse Effect.


6.7 Employee Benefit Plans. Except as disclosed in Schedule 6.7, there are no employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by Direct Connect or its subsidiary or material collective bargaining agreements to which Direct Connect or its subsidiary is a party (together, the "Direct Connect Benefit Plans"). No default exists with respect to the obligations of Direct Connect or its subsidiary under such Direct Connect Benefit Plan, which default, alone or in the aggregate, would have a Direct Connect Material Adverse Effect. There are no pending disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Direct Connect Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Direct Connect Benefit Plans, by Direct Connect or its subsidiary or, to the best knowledge of Direct Connect and its subsidiary, any other party thereto, which failure to settle or otherwise dispose of or default, alone or in the aggregate, would have a Direct Connect Material Adverse Effect. There are no pending strikes, lockouts or work stoppages. or slowdowns, or to the best knowledge of Direct Connect and its subsidiary, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of Direct Connect or its subsidiary which have had or would have a Direct Connect Material Adverse Effect.

6.8 ERISA. All Direct Connect Benefit Plans are in compliance with the applicable provisions of ERISA, except where such failures to comply would not have a Direct Connect Material Adverse Effect. Each of Direct Connect Benefit

Plans which is intended to meet the requirements of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and Direct Connect knows of no fact which is likely to have an adverse effect on the qualified status of such plans. No Direct Connect
Benefit Plan is subject to Title IV of ERISA or of the Code, other than multiemployer pension plans disclosed in Direct Connect Disclosure Schedule. There are no non-exempt "prohibited transactions," as such term is defined in of the Code or of ERISA, involving Direct Connect's Benefit Plans which could subject Direct Connect, its subsidiary or the Company to the penalty or tax imposed under (i) of ERISA or of the Code. Neither Direct Connect nor its subsidiary has made a complete or partial withdrawal, within the meaning of 3(b) of said Subtitle C of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to Direct Connect or its subsidiary except for any such liability which would not have a Direct Connect Material Adverse Effect.

6.9 Financial Advisor. Direct Connect represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Direct Connect.

6.10 Compliance with Applicable Laws. To the best knowledge of Direct Connect, Direct Connect and its subsidiary hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Direct Connect Material Adverse Effect (the "Direct Connect Permits"). To the best knowledge of Direct Connect, Direct Connect and its subsidiary are in compliance with the terms of Direct Connect Permits, except for such failures to comply, which singly or in the aggregate, would not have a Direct Connect Material Adverse Effect. To the best knowledge of Direct Connect, except as disclosed in Direct Connect SEC Reports filed prior to the date of this Agreement, the business operations of Direct Connect and its subsidiary are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not have a Direct Connect Material Adverse Effect.

          6.11   Intellectual Property.


(1)  Schedule 6.11 sets forth a complete list and description of the following:

(1) all trademarks, service marks, trade names, label filings, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by Direct Connect or its subsidiary in or applicable to the businesses of Direct Connect and its subsidiary (collectively, the "Direct Connect Proprietary Rights"), and the jurisdictions in which the Direct Connect Proprietary Rights have been registered, filed or issued;

(2) contracts, agreements or understandings pursuant to which Direct Connect or its subsidiary has authorized any person to use any of the Direct Connect Proprietary Rights; and

(3) all research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of Direct Connect and its subsidiary (collectively, the "Direct Connect Trade Secrets").

(2) The Direct Connect Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions in which such registration, filing or issuance is necessary to protect the rights therein of Direct Connect and its subsidiary for the conduct of their businesses, and all applicable fees due and payable have been paid. Except as otherwise indicated in the Schedule 6.11, Direct Connect and its subsidiary are the sole and exclusive owners of the Proprietary Rights and the Direct Connect Trade Secrets and all rights related thereto, free and clear of any obligation to pay royalties or any similar obligation and free and clear of all mortgages, liens or other encumbrances.

(3) None of the Direct Connect Proprietary Rights will be adversely affected by the consummation of the transactions contemplated by this Agreement.

(4) Except as set forth in Schedule 6.11, there are no claims or demands of any person pertaining to the Direct Connect Proprietary Rights or the Direct Connect Trade Secrets or the rights of Direct Connect and its subsidiary thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Direct Connect, threatened which challenge the rights of Direct Connect in respect thereof, and none of the issued trademarks, service marks, trade names, label filings, patents, copyrights, logos, registrations thereof, or, as the case may be, the rights granted to Direct Connect in respect thereof and to be listed in Schedule 6.11, infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Direct Connect.

(5) Except as disclosed in Schedule 6.11, Direct Connect is not infringing or violating, and during the past five years, Direct Connect has not infringed or violated, any Direct Connect Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Direct Connect.

(6) Except as is disclosed in Schedule 6.11, Direct Connect has no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of Direct Connect, as now conducted.

(7)Except as indicated in Schedule 6.11, the Direct Connect Trade Secrets have been, and will not be, disclosed by Direct Connect to any person other than Direct Connect and its agents and representatives, and comprise all of the same necessary to permit the continued operation of the businesses of Direct Connect and its subsidiary.


          6.12 Insurance.

(1) Except as indicated in Schedule 6.12(a), Direct Connect maintains, and, at all times has maintained, insurance with financially sound and reputable insurance companies insuring against such risks and in such amounts as
reasonably   prudent  and  appropriate   considering  its  size,   business  and
operations.

(2) Direct Connect is not in default with respect to any provision of any policy of fire, liability, products liability, workers compensation, title or other form of insurance held by it.


(3) Direct Connect has not failed to give any notice or to submit any claim under any policy of insurance in a proper and timely fashion.


       6.13  Taxes.  Except as specifically set forth on the attached schedules:

(1) Direct Connect, its subsidiary and any combined, consolidated, unitary or affiliated group of which Direct Connect or its subsidiary is or has been a member on or prior to the Closing Date (i) has paid all Taxes, required to be paid on or prior to the Closing Date (including, without limitation, estimated Taxes) for which Direct Connect or its subsidiary could be held liable; (ii) has accurately and timely filed (or timely filed an extension for), all federal, state, local and foreign Tax Returns with respect to such Taxes required to be filed by them on or before the Closing Date and (iii) has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions and contingent portions thereof, subsequent to the period covered by such returns up to and including the Closing Date.

(2) Direct Connect and its subsidiary have delivered to the Company correct and complete copies of all Tax Returns and information statements, schedules, and worksheets which relate to Direct Connect or its subsidiary contained within the Tax Returns, filed with respect to Direct Connect or its subsidiary for taxable periods ending on or after December 31, 1993, and all examination reports and statements of deficiencies assessed against or agreed to by Direct Connect or its subsidiary with respect to such taxable periods.

(3) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted, or assessed by any taxing authority against, or with respect to the activities of Direct Connect or its subsidiary or any member of any combined, consolidated, unitary or affiliated group of which Direct Connect or its subsidiary is or has been a member on or prior to the Closing Date.

(4) Neither Direct Connect nor its subsidiary has not consented to extend the time within which any Taxes may be assessed or collected.

(5) Neither Direct Connect nor its subsidiary has not requested or been granted an extension of time for the filing any Tax Return to a date later than the Closing Date.

(6) There is no action, suit, tax authority proceeding, or audit now in progress, pending, or threatened against or with respect to Direct Connect or its subsidiary with respect to any Taxes.

(7) Neither Direct Connect nor its subsidiary has been a member of an affiliated group or filed or been included in a combined, consolidated, or unitary Tax Return, except for the current consolidation with its Hong Kong subsidiary know as Amerawell Products, Limited.

(8) No claim has ever been made by a taxing authority in a jurisdiction where Direct Connect or its subsidiary does not pay Taxes or file Tax Returns that Direct Connect or its subsidiary may be subject to the Taxes assessed by such jurisdiction.

(9) Except as indicated in Schedule 6.13, Direct Connect has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other party pursuant to the Federal Insurance Contributions Act, the Federal Unemployment Tax Act, or Chapter 24 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the withholding of income tax at the source on wages.

(10) Direct Connect and its subsidiary have disclosed on their respective Tax Returns, and any combined, consolidated, unitary or affiliated group of which Direct Connect or its subsidiary is or has been a member on or prior to the Closing Date has disclosed on their Tax Returns, all positions taken therein which could give rise to a substantial understatement of federal Tax.

(11) There is no material dispute or claim concerning any liability for Taxes of Direct Connect or its subsidiary either (i) claimed or raised by any authority in writing or (ii) as to which Direct Connect or its subsidiary has knowledge based upon personal contact with any agent of such authority.

(12) Neither Direct Connect nor its subsidiary (i) has filed a consent under Code Section 341(f) concerning collapsible corporations; (ii) has made any payments, nor is obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G; (iii) will not have any liability after the Closing Date pursuant to any tax allocation or sharing agreement; and (iv) does not have any liability for the Taxes of any person as a transferee or successor, by contract, or otherwise, including pursuant to any tax allocation or sharing agreement.

(13) Schedule 6.13(m) contains a list setting forth all the states, territories, jurisdictions in which Direct Connect or its subsidiary is required to file a Tax Return relating to its operations and the Taxes to which Direct Connect and its subsidiary is subject in such jurisdictions.

(14) Neither Direct Connect nor its subsidiary has any liability outstanding, contingent, or proposed and will not have any liability outstanding, contingent, or proposed resulting from the operation of Treasury Regulations ss. 1.1502-6, or any similar state, local, or foreign provision, arising from an obligation for Taxes of a corporation which is or was a member of any combined, consolidated, unitary or affiliated group of which Direct Connect or its subsidiary is or has been a member on or prior to the Closing Date.

(15) Any allocation or sharing agreement of Direct Connect or its subsidiary with respect to Taxes shall be cancelled as of the date of the Closing Date.

(16) Neither Direct Connect nor its subsidiary will recognize income or gain as a result of the Merger pursuant to Treasury Regulation Sections 1.1502-13 or 19.

          6.14 Environmental Matters.

(1) Direct Connect has no liability under, and there is no fact currently existing that could hereafter give rise to any liability of Direct Connect under the Environmental Laws.

(2) There is no, and has been no, discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste (including without limitation all inks and oils) on-site at Direct Connect's premises. All hazardous waste on-site at the premises of Direct Connect has been and shall continue to be disposed of in compliance with all Environmental Laws and other applicable laws, and is being managed in accordance with all Environmental Laws and other applicable laws.

(3) Direct Connect has not used, and there has not been generated, stored, disposed of, or located on its property or on premises which it occupies, any hazardous, toxic or illegal waste or substance, including without limitation those defined in the Resource Conservation and Recovery Act, as amended, or any other of the Environmental Laws, nor has there been any other pollution, contamination or similar harm to its property or on premises which it occupies.

(4) Except as disclosed on Schedule 6.14, Direct Connect has not received a notice or claim relating to the exposure of employees to hazardous waste, in the course and scope of their respective employments with Direct Connect or its predecessors.

6.15 Labor Matters. Except as set forth in Schedule 6.15, Direct Connect is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened against Direct Connect and any of its employees acting individually or in concert and/or any administrative agency of the United States government and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Direct Connect, and Direct Connect is in material compliance with Federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending, threatened against Direct Connect. No key employee of Direct Connect has indicated that he is considering terminating his employment.

6.16 Material Contracts,  Assets, Employment Agreements.  Except as disclosed in
Schedule 6.16, Direct Connect has no employment agreements or material assets, leases or contracts.

          7.  CONDITIONS PRECEDENT.


7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(1) This Agreement and the transactions contemplated hereby shall be subject to the receipt by Direct Connect of the Fairness Opinion and shall have been approved and adopted by the requisite vote of the holders of Direct Connect Common Stock and Convertible Preferred Stock and further subject to a fairness opinion for the Company if required and approval of the holders of the Company's securities entitled to vote hereon.

(2) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(3) The Proxy  Statement  shall
have been approved by the Commission, and the Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

(4) No  litigation  shall be in
process or pending or threatened which challenges the validity or the propriety of the Merger, or if any federal or state investigations is commenced with respect to any party to this Agreement or the Merger.

7.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

(1) Direct Connect shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Direct Connect contained in this Agreement shall be true when made on and as of the Effective Time as if made on and as of such date, except as contemplated by this Agreement and except for such failures to perform agreements and such inaccuracies in representations and warranties that in the aggregate do not constitute a Direct Connect Material Adverse Effect; and the Company shall have received a certificate of the Chief Executive Officer of Direct Connect to the foregoing effect.

(2) On the Closing Date, Direct Connect shall have $1,000,000 in unrestricted free cash together with a sufficient sum of liquid tangible assets to pay all liabilities then outstanding and all other fees, expenses and payments required to be paid by Direct Connect in connection with this transaction.

(3) The Registration Statement provided for in this Agreement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of such registration statement shall have been issued by the Commission and remain in effect.

(4) The Company shall have received at the Closing Date an opinion of McLaughlin & Stern, LLP, counsel for Direct Connect ("McLaughlin & Stern"), dated as of such date, addressed to the Company, in form and substance reasonably satisfactory to the Company regarding customary corporate matters.

(5) Direct Connect shall have delivered to the Company at or prior to the Closing Date such other documents as the Company may reasonably request in order to enable the Company to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(6) All actions, proceedings, instruments, and documents required by Direct Connect to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Loselle, Greenawalt Kaplan & Blair, LLP, counsel to the Company, and Direct Connect shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

(7) There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(8) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Company, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of the Company, Sub or Direct Connect to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise materially prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or materially impairs the contemplated benefits to the Company, and the stockholders of the Company of this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

(9) There shall not have been change in the business of Direct Connect which constitutes a Direct Connect Material Adverse Effect.

(10) The exercise price of the Redeemable Class A Warrants shall be adjusted to provide that one (1) Redeemable Class A Warrants entitles the holder thereof to purchase one (1) share of the Company's Common Stock at an exercise price of $7.42 per share, and the Redeemable Class B Warrants shall be adjusted to provide that one (1) Redeemable Class B Warrants entitles the holder thereof to purchase one (1) share of the Company's Common Stock at an exercise price of $10.50 per share, which adjustment is in accordance with the ratio.

7.3 Conditions to Obligations of Direct Connect to Effect the Merger. The obligations of Direct Connect to effect the Merger shall be subject, unless waived by Direct Connect, to the fulfillment at or prior to the Effective Time of the additional conditions that:

(1) The Company and Sub shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company and Sub contained in this Agreement shall be true when made on and as of the Effective Time as if made on and as of such date as stated therein, except as contemplated by this Agreement and except for such failures to perform agreements and such inaccuracies in representations and warranties that in the aggregate do not constitute a Company Material Adverse Effect; and Direct Connect shall have received a certificate of the Chief Executive Officer of the Company to that effect;

(2) The Registration Statement provided for in this Agreement, shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of such registration statement shall have been issued by the Commission and remain in effect;

(3) Direct Connect shall have received the Fairness Opinion;

(4) Direct Connect shall have received on the Closing Date opinions of Loselle Greenawalt Kaplan & Blair, LLP, counsel for the Company, dated as of such date, addressed to Direct Connect, in form and substance reasonably satisfactory to Direct Connect regarding customary corporate matters;

(5) The Company and Sub shall have delivered to Direct Connect at or prior to the Closing Date such other documents as Direct Connect may reasonably request in order to enable Direct Connect to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement;

(6) All actions, proceedings, instruments, and documents required by the Company and Sub to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of McLaughlin & Stern, and the Company shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters;

(7) There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto;

(8) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Direct Connect, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal,
(ii) results in a material delay in the ability of the Company, Sub or Direct Connect to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise materially prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or materially impairs the contemplated benefits to Direct Connect or the stockholders of Direct Connect of this Agreement, the Merger or any of the other transactions contemplated by this Agreement;


(9) The Company shall have reserved sufficient authorized shares for issuance to holders of the Redeemable Class A Warrants and Redeemable Class B Warrants upon exercise of the aforesaid warrants by the holders thereof and for issuance upon the exercise of all other outstanding options and warrants; and

(10) There shall not have been change in the business of the Company or Sub which constitutes a Company Material Adverse Effect.

          8. TERMINATION, AMENDMENT AND WAIVER.

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Direct
Connect:

(1) by mutual consent of the Board of Directors of Company and the Board of Directors of the Direct Connect;

(2) by either Direct Connect or the Company if the Merger shall not have been consummated on or before the Release Time provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement;

(3) by either Direct Connect or the Company, if the Direct Connect Meetin or the Company Meeting, or any adjournments thereof, shall have been concluded without having obtained votes of the holders of Direct Connect Common Stock or the Company Common Stock sufficient for the required stockholder approval of the Direct Connect Merger Proposal, or if the Company Meeting, or any adjournments thereof, shall have been concluded without having obtained votes of the holders of Company Common Stock sufficient for the requisite stockholder approval of the Merger and adoption of this Agreement (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement);

(4) by the Company within thirty (30) days after Direct Connect has failed to deliver the balance of the Loan as provided by subsection 3.2(k).

8.2 Effect of Termination. In the event of termination of this Agreement by either Direct Connect or the Company, as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either the Company, Sub or Direct Connect or their respective officers or directors, and each party shall pay their respective expenses associated with this Agreement or the transactions contemplated by this Agreement.

8.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of the Company and Direct Connect, but, after such approval, no amendment shall be made which changes the exchange ratio at which Direct Connect Common Stock is to be converted into Company Common Stock as provided in or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4 Waiver. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may mutually
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          8.5    Indemnification.


(1) The Company agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Articles of Incorporation or By-laws or in indemnification agreements with the Company, in each case as in effect as of the date hereof, with respect to matters occurring on or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect without limitation as to time.

(2) From and after the Effective Time, Company will indemnify each individual who served as a director or officer of Direct Connect at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by the conduct of the company and/or its officer or directors arising out of this Agreement or any of the transactions contemplated herein.

9. ADJUSTMENTS. The Company shall use its best efforts to raise a minimum of $2,000,000 additional capital at an average price per share of at least $4.00 during the period from the date of execution of this Agreement and up to and including September 30, 1999. If, however, and notwithstanding the Company's best efforts, the Company fails to raise such additional capital, then the holders of the Company's outstanding Common Stock, as of the date of execution of this Agreement, will be entitled to increase their aggregate holdings so as to be equivalent to 85% of the outstanding shares of the Company's Common Stock as if the merger had been effected at the date of execution of this Agreement. Notwithstanding anything to the contrary herein, if at the Effective Time Direct has liquid assets in excess of $1,000,000 of unrestricted free cash and assets sufficient to pay all liabilities and fees and expenses then outstanding, then such excess shall be applied to the obligation to raise the $2,000,000 of additional capital as provided herein.

          10.   GENERAL PROVISIONS.

10.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for one year after the Effective Time.

10.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, overnight courier or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 If to the Company:      Image Technology Corporation
                       Arsenal Business Center Bldg. 210-3
                                         5301 Tacony Street
                                         Philadelphia, PA 19137
                          Attention:
                          Telecopy No.:

                 With a copy to:         Loselle  Greenawalt  Kaplan & Blair LLP
                 (which copy shall       Two Grand Central Tower
                  not constitute notice) 140 East 45th Street
                                         New York, NY 10017-3144
                          Attention:     Steven M. Kaplan, Esq.
                          Telecopy No.:  212-986-6852

                If to Direct Connect:    P.O. Box 14
                           Hawthorne, New Jersey 07507
                       Attention: William B. Rodman, Esq.
                                         General Counsel
                          Telecopy No.:  201-891-0361

                With a copy to:          McLaughlin & Stern, LLP
                (which copy shall        260 Madison Avenue
                 not constitute notice)  New York, NY 10016
                          Attention:     Richard J. Blumberg, Esq.
                          Telecopy No.:  212-448-0066

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

10.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

10.4 Publicity. So long as this Agreement is in effect, Direct Connect, the Company and Sub agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or NASDAQ.

10.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

10.6 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to Direct Connect or any direct wholly owned subsidiary of Direct Connect any and all rights and obligations of Sub under this Agreement. The rights of any third-party beneficiary hereunder are not subject to any defense, offset or counterclaim. This Agreement, except to the extent that the Delaware corporate law is mandatorily applicable to the Merger and the rights of the stockholders of Direct Connect, the Company and Sub, shall be governed in all respects by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law). The exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance thereof shall be the federal or state courts located in the State of New York, County of New York and the parties hereto and


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

their affiliates each consents to and hereby submits to the jurisdiction of any court located in the State of New York. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.


                  IN WITNESS WHEREOF, Direct Connect, the Company and Sub have caused this Agreement to be signed by their respective officers thereunder duly authorized as of the date first written above.

                                        IMAGE TECHNOLOGY CORP., INC.

                                        By:
                                           ---------------------------
                                        Name:
                                        Title:


                                        DIRECT CONNECT INTERNATIONAL INC.

                                        By:
                                            --------------------------
                                        Name:
                                        Title:


                                        IMAGE ACQUISITION CORP.

                                        By:
                                            --------------------------
                                        Name:
                                        Title:



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